                                                                   Exhibit 10.37

                          CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made by and between S-CUBED INTERNATIONAL CORPORATION ("S-Cubed"), P.O. Box 8163, Stamford, Connecticut 06905 and COMPUTRON SOFTWARE, INC. ("Computron"), 301 Route 17 North, Rutherford, New Jersey 07070.

                                   WITNESSETH:

WHEREAS, Computron licenses computer software products ("Product") to third party users ("End Users"); and

WHEREAS, Computron, in connection with each licensing agreement, often contracts to provide the End User with professional services ("Client Services") including, without limitation, consulting, installation, implementation, data entry and conversion services, related to the Product to address the needs and requirements expressed by the End User; and

WHEREAS, Computron from time to time acquires from third parties programming and related services ("Programming Services"; Client Services and Programming Services hereinafter sometimes collectively referred to as "Services"); and

WHEREAS, S-Cubed is in the business of providing Services; and

WHEREAS, Computron desires to have S-Cubed provide (a) Client Services to Computron's End Users under the direction of Computron's personnel ("Client Manager") and (b) Programming Services to Computron; and

WHEREAS, S-Cubed desires to provide Services to Computron as required by Computron from time to time, in accordance with the terms and conditions set forth hereinafter.

NOW, THEREFORE, Computron and S-Cubed hereto, intending to be legally bound, hereby agree as follows:

1. AUTHORIZATION

     1.1 From time to time during the term of this Agreement, the specific Services to be performed by S-Cubed shall be designated in a separate writing ("Work Order") signed by Computron and S-Cubed authorized representatives (for purposes of this Agreement, Computron's authorized representatives with respect to (a) Client Services shall only be Computron's national director of professional services, and (b) Programming Services shall only be either Computron's Senior Vice President of Research & Development or Director, Product Management, and, in either case, his/her supervisor(s), and any other Computron employee so designated in writing by one of the foregoing). A suggested form of Work Order for Client Services is attached to this Agreement as EXHIBIT A and a suggested form of Work Order for Programming Services is attached to this Agreement as EXHIBIT B. Each Work Order shall be governed by this Agreement. However, in the event of any conflict between this Agreement and a Work Order, the provisions of the Work Order shall prevail.

     1.2 Except as evidenced by actual Work Orders executed, in their sole discretion, by both parties hereunder, (a) Computron does not, by entering into this Agreement, guarantee to S-Cubed any minimum amount of Services to be referred to S-Cubed under this Agreement; and (b) S-Cubed does not guarantee to Computron the availability of S-Cubed to perform any particular Services under this Agreement.

2. COMPUTRON'S OBLIGATIONS

     Subject to the terms and conditions of this Agreement, Computron shall, during the term of this Agreement:

     2.1 Provide to S-Cubed's employees training sessions relating to Product owned by Computron ("Computron Product") in order to familiarize said employees with the Computron Product and enable such employees to earn appropriate Computron certification with respect to specific Computron Product modules. The fee for any such training and certification shall be charged by Computron to S-Cubed at Computron's then current price list rates. S-Cubed shall bear the cost of transportation, living accommodations and meals for its employees. Training sessions shall be held at Computron's facilities, or other location designated by Computron, in accordance with Computron's normal published schedules.

     2.2 Grant, pursuant to the terms and conditions set forth herein, to S-Cubed, without charge, and S-Cubed accepts, a non-exclusive, non-transferable, royalty free license to use the Computron Product, and related documentation, solely as follows:

                2.2.1 One (1) copy of the Computron Product may be installed at the S-Cubed location set forth above. S-Cubed shall make no copies of the Computron Product except for one
                         (1) backup copy. Employees or permitted subcontractors of S-Cubed performing Services hereunder may access and use the Computron Product from any remote location. The parties may also agree in writing to have the Computron Product installed at additional S-Cubed or subcontractor locations.

                2.2.2 S-Cubed shall have the limited right to use the Computron Product only as necessary to perform the Services under this Agreement. No other rights with respect to the Computron Product are granted to S-Cubed. Without limiting the generality of the foregoing, S-Cubed shall not (a) use the Computron Product to process its own business data, nor (b) give the Computron Product to, nor install the Computron Product with, any third parties, including, without limitation, prospective customers or licensees for testing or evaluation purposes.

                2.2.3 Computron shall, during the term of this Agreement, maintain and support the Computron Product installed at the S-Cubed location in good operating condition and at a performance level in accordance with the current published documentation.

3. S-CUBED'S OBLIGATIONS

     Subject to the terms and conditions of this Agreement, S-Cubed shall, during the term of this Agreement:

     3.1 At all times maintain such number of qualified employees as the parties shall agree, from time to time during the term of this Agreement, are sufficient to enable S-Cubed to adequately provide the Services under then outstanding Work Orders.

     3.2 Render the Client Services referenced in any applicable Work Order hereunder to Computron's End User in cooperation with Computron and Computron's designated Client Manager and in accordance with this Agreement and Computron's standard rules of engagement, as provided to S-Cubed from time to time. Unless otherwise agreed to by Computron's Client Manager, S-Cubed shall only use qualified employees, appropriately certified by Computron with respect to the applicable Product modules as provided under Paragraph 2.1 above (appropriate qualifications and certification to be determined by Computron's Client Manager), to provide Client Services hereunder to End Users.

     3.3 Accurately complete, in a prompt and timely manner, all records reasonably required by Computron in the performance of the Client Services for End Users, which records shall be (a) retained by S-Cubed for a period of at least two (2) years following completion of the applicable Client Services, and (b) subject to inspection by Computron and/or the End User at any time during that period, upon reasonable prior notice to S-Cubed.

     3.4 Together with its employees, agents and representatives, perform the Client Services in a courteous, professional and skilled manner, follow the directives of Computron's Client Manager and timely report to Computron's Client Manager all concerns communicated by the End User. S-Cubed shall not directly respond to any non-routine communications received from the End User unless and until S-Cubed has so informed Computron of such communication and Computron's authorized representative directs S-Cubed to so respond.

     3.5 Unless otherwise agreed to in writing by an authorized representative of Computron, not provide Client Services with respect to Computron Product to any End User, except (a) as a subcontractor of Computron under a Work Order in accordance with Paragraph 1.1 above; or, but only with the prior written consent of an authorized representative of Computron, (b) under direct contract with an End User which S-Cubed knows has separately contracted with Computron for Computron to provide project management in connection with the Client Services to be provided by S-Cubed, in which case S-Cubed shall follow the directives of Computron's Client Manager in performing said Client Services.

     3.6 Together with its employees, agents and representatives, at all times promote the good will of Computron, Computron's personnel and the Computron Product.

4. OWNERSHIP OF WORK PRODUCT OF PROGRAMMING SERVICES

     4.1 Computron and S-Cubed agree that, unless otherwise expressly specified in the applicable Work Order, all work product created by S-Cubed pursuant to the Programming Services under this Agreement (collectively, the "Work Product") shall belong exclusively to Computron, whether or not Computron uses such material, and S-Cubed hereby irrevocably assigns and shall cause its employees, agents and subcontractors to irrevocably assign, all rights of every kind in the Work Product to Computron, including, without limitation, all copyrights. No rights in or to the Work Product are reserved to S-Cubed or its employees, agents or subcontractors. Computron shall have the right to use, in any media, and by any means and methods, now or hereafter known, all of the Work Product, any part or parts thereof, or none of the Work Product, as Computron sees fit, and Computron may alter the Work Product, add to it, or combine the Work Product with any other work or works, in Computron's sole discretion.

     4.2 S-Cubed hereby warrants and represents to Computron that the Work Product will not be copied, without permission, from the work of any third party, that Computron will own, pursuant to this Agreement, all necessary proprietary rights (including, without limitation, patent, trademark, trade secrets and copyright rights) in the Work Product, and that the Work Product will not infringe upon the proprietary rights of third parties. S-Cubed hereby agrees to execute and deliver, and to cause its employees and subcontractors to execute and deliver, all further instruments and documents as Computron shall deem necessary or advisable to evidence, establish, maintain or defend Computron's rights in or to the Work Product (for example, any forms required by the Copyright Office).

5. INDEMNITIES

     5.1 Computron shall defend, indemnify and hold harmless S-Cubed from and against any claims by an End User relating to (a) the Computron Product's failure to perform in accordance with Computron's End User documentation, other than as a result of changes or modifications made to the Computron Product, or Client Services provided to the End User, by anyone other than Computron personnel; or (b) a breach by Computron of the Product license agreement with the End User, which breach is not attributable to the negligence or performance of S-Cubed's personnel.

     5.2 S-Cubed shall defend, indemnify and hold harmless Computron from and against any claims relating to the negligence or willful misconduct of S-Cubed or any breach by S-Cubed of this Agreement, including, without limitation, (a) the Services provided by S-Cubed, its agents, or its employees; and/or (2) any statements, actions, or services of S-Cubed not expressly authorized by this Agreement. S-Cubed shall defend, indemnify and hold harmless Computron from and against any claims relating to any claim of patent, copyright, trade secret or other intellectual property right infringement made by third parties with respect to the Work Product of the Programming Services, as the same is provided to Computron by S-Cubed. Without limiting the generality of the foregoing, S-Cubed, its principals, employees and subcontractors shall fully cooperate in any defense by Computron of any such infringement claims.

     5.3 Without limiting the generality of Paragraph 5.2 above, S-Cubed shall reimburse Computron for the costs and expenses incurred in connection with Computron's remedying of Product performance issues raised by the End User which are reasonably determined by Computron to be attributable to the Client Services provided by S-Cubed rather than to attributes of the Product itself.

     5.4 The indemnities provided for in Paragraphs 5.1 and 5.2 above are conditioned upon (a) prompt written notice of an applicable claim to the indemnifying party by the indemnified party; (b) sole control of the defense and/or settlement of the claim, demand, or action by the indemnifying party; and (c) the indemnified party's cooperation in the defense of the claim, demand, or action. Further, the indemnification shall include reimbursement for reasonable attorney fees and costs associated with the defense of a claim.

     5.5 The provisions of this Article 5 shall survive the termination of this Agreement.

6. CONFIDENTIALITY

     6.1 Each party agrees to keep confidential all non-public technical, product, business, financial and other information of the other party ("Confidential Information"), and to use the Confidential Information solely for the purpose of carrying out its obligations under this Agreement. For purposes of this Agreement, the Product (other than Product owned by S-Cubed), the Work Product of the Programming Services, and related documentation, shall be deemed to be Confidential Information of Computron.

     6.2 The provisions of this Article 6 shall survive the termination of this Agreement.

7. PRICE AND PAYMENT

     7.1 Services provided hereunder by S-Cubed shall be paid for by Computron at the pricing set forth in the rate schedule included in the applicable Work Order.

     7.2 S-Cubed will submit documented invoices for charges and reimbursable expenses hereunder on a semi-monthly basis (unless otherwise provided in the Work Order), and Computron will pay each invoice within thirty
         (30) days following the receipt by Computron of (a) the invoice (and any associated deliverable), with respect to Programming Services, or
         (b) payment from the End User for the applicable Client Services provided by S-Cubed. Any payment hereunder may be withheld by Computron for so long as S-Cubed is delinquent in submitting to Computron any documentation required by Computron in order to receive payment from any End User.

     7.3 If, as a result of End User dissatisfaction with the Client Services provided by S-Cubed under this Agreement, Computron, in the exercise of its reasonable business judgment, reduces, or issues a credit for all or any portion of, the fee paid or to be paid by the End User to Computron for said Client Services, then Computron shall be entitled to make a pro-rata reduction in, or receive from S-Cubed a pro-rata credit for, the fees paid or to be paid by Computron to S-Cubed, under the applicable Work Order, for said Client

         Services; and Computron shall be entitled to offset any such pro-rata reduction or credit against future amounts payable to S-Cubed under this Agreement or otherwise.

     7.4 When so provided in the applicable Work Order, S-Cubed will be reimbursed for all necessary and reasonable travel, lodging and other authorized out-of-pocket expenses incurred in the performance of the Services, in accordance with Computron's policies for the reimbursement of such expenses for its own employees.

8. TERM AND TERMINATION

     8.1 This Agreement shall become effective on the date it has been executed by the last party to sign this Agreement and shall continue until terminated as provided below.

     8.2 Either party may terminate this Agreement at any time, without cause, upon at least thirty (30) days prior written notice to the other party, in which case, unless otherwise agreed to in writing by the parties, the parties shall wind up all joint activities with respect to Services being performed by S-Cubed under existing Work Orders within ninety
         (90) days of such termination.

     8.3 Either party may terminate this Agreement at any time, for cause, upon written notice to the other party, which termination shall be immediately effective unless provided otherwise in such written notice, in the event that such other party breaches a material obligation under this Agreement. In the event of such a termination for cause, the aggrieved party terminating this Agreement shall have the right to determine whether or not S-Cubed shall continue providing Services under any Work Order then outstanding, which determination shall promptly be communicated to the other party in writing.

     8.4 The provisions of this Agreement shall continue to apply to any Services performed after the termination of this Agreement pursuant to Paragraph 8.2 or 8.3 above.

     8.5 Upon any termination of this Agreement, unless a temporary extension is otherwise agreed to in writing by Computron to permit S-Cubed to perform "wind-down" Client Services after said termination, the license granted under Paragraph 2.2 above shall terminate and S-Cubed shall deliver to Computron all copies of the Computron Product and any and all documentation relating thereto and certify in writing to Computron that the aforementioned has occurred.

     8.6 For a period of one (1) year following termination of this Agreement by
         (1) S-Cubed under Paragraph 8.2 above; or (2) Computron under Paragraph
         8.3 above, S-Cubed shall not, without the prior written consent of Computron's authorized representative (which consent may be conditioned upon, among other things, payment to Computron by S-Cubed of a mutually agreed to commission on the fees to be paid to the S-Cubed by the End
         User), provide Client Services with respect to the Computron Product to any End User for which S-Cubed provided Client Services under this Agreement.

9. LIMITATION OF LIABILITIES

     9.1 Unless otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses relating to activities under this Agreement.

     9.2 Except in connection with Article 5, or breaches of Article 6, in no event shall either party have a right to recover from the other party any indirect, special, incidental, or consequential damages, including lost profits.

10. STATUS OF THE PARTIES

     The parties to this Agreement are independent contractors, and neither party is authorized to act on behalf of the other or to bind the other to any third party. This Agreement does not establish any relationship of partnership or joint venture. S-Cubed is not considered a dealer or distributor of the Product by virtue of this Agreement. Each party shall bear responsibility for its own employees, including terms of employment, wages, hours and required insurance. S-Cubed and its employees, agents and legal representatives are not authorized to make any statements concerning the Product, except statements that are contained in the End User documentation or in other written literature furnished to S-Cubed for the express purpose of public disclosure or dissemination.

11. NON-RESTRICTION

     Nothing in this Agreement shall prevent either party, or its agents, representatives, or assigns, from entering into a similar agreement with any other party. This Agreement shall not be construed to restrict either party from engaging in any activities with respect to competitive software products or services.

12. NON-SOLICITATION OF EMPLOYEES

     Each party agrees not to, without the prior written consent of the other party, knowingly solicit for employment, hire or utilize the services of any employee, agent, representative or consultant of the other party, or assist any third party in so doing, for a period ending one year after termination of this Agreement. In the event of a breach of this paragraph, the breaching party shall pay to the other party a sum equal to one hundred fifty percent (150%) of the annual compensation agreed to be paid by the breaching party to such person. This remedy is in addition to any other remedies available at law or in equity.

13. GENERAL TERMS

     13.1 This Agreement will be governed by the laws of the State of New York, without regard to its conflict-of-laws rules.

     13.2 This Agreement sets forth the entire understanding, and hereby supersedes any and all prior agreements, oral or written, heretofore made, between the parties with respect to the subject matter of this Agreement, and there are no representations, warranties, covenants, agreements or understandings, oral or otherwise, express or implied, affecting this Agreement not expressly set forth herein. No delay on the part of either party in exercising any of its respective rights hereunder or the failure to exercise the same, nor the acquiescence in or waiver of a breach of any term, provision or condition of this Agreement shall be deemed or construed to operate as a waiver of such rights or acquiescence thereto, except in the specific instance for which given. None of the terms, conditions or provisions of this Agreement shall have been held to have been changed, varied, waived, modified or altered, except by a statement in writing signed by duly authorized representatives of both parties.

     13.3 Neither this Agreement, nor any of the rights or interests of either party hereunder, may be assigned, transferred or conveyed by that party, by operation of law or otherwise, other than to an affiliate of that party or to a successor to all, or substantially all, of the properties, business or capital stock of that party, except upon the express prior written consent of the other party. Notwithstanding the foregoing, S-Cubed may subcontract its responsibilities under any Work Order herein to Software Brewers Inc. ("SBI"); provided that S-Cubed remains fully responsible and liable to Computron for the proper performance of the obligations so subcontracted and for full compliance with the terms and conditions of this Agreement by SBI.

     13.4 This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Facsimile signatures are as legally effective as original signatures.

     13.5 All notices (other than routine business communications) will be in writing and will be sent by reputable "overnight" courier to the addresses on the first page of this Agreement (until such time as one party provides change of address to the other party). Notices to S-Cubed shall be to the attention of J. Scott Rade, Vice President; notices to Computron shall be to the attention of its General Counsel. Notice shall be deemed given when sent in accordance with the foregoing.

     13.6 The invalidity or unenforceability of any term or condition of this Agreement shall in no way affect the remaining terms or conditions. As used in this Agreement, the singular of any term includes the plural and the plural includes the singular, whenever the context so requires. The paragraph headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

     13.7 Neither party shall be liable for delay or failure in the performance of its obligations under this Agreement arising from any one or more events which are beyond its reasonable control. Upon such delay or failure affecting one party, that party shall notify the other party and use all reasonable endeavors to cure or alleviate the cause of such delay or failure with a view to resuming performance of its contractual obligations as soon as practicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.

    S-CUBED INTERNATIONAL CORPORATION               COMPUTRON SOFTWARE, INC.


By:                                         By:
   ---------------------------------           ---------------------------------
              J. Scott Rade                           Michael R. Jorgensen
             Vice President                       Executive Vice President and
                                                     Chief Financial Officer

Date:                                       Date:
    --------------------------------            --------------------------------

                                                                       EXHIBIT A

                            COMPUTRON SOFTWARE, INC.
                           CLIENT SERVICES WORK ORDER

This definition of professional services to be provided is made pursuant to the Consulting Services Agreement dated ____________ between Computron Software, Inc. (Computron) and S-Cubed International Corporation (S-Cubed).

In consideration for professional services to be performed for:

_______________________________________________________________, located at

_______________________________________________________________________________,
(End User) this Work Order is created and executed.

A.       SCOPE OF SERVICES

B.       EXPECTED DELIVERABLES TO END USER

C.       TIME TABLE

D.       PAYMENT TERMS AND CONDITIONS

E.       CONSULTING FEES SCHEDULE AND REIMBURSABLE EXPENSES

F.       EMPLOYEE NAME(S) FOR THIS WORK ORDER:

THIS WORK ORDER APPROVED BY:

S-CUBED INTERNATIONAL                     COMPUTRON SOFTWARE, INC.
CORPORATION


Signature:_______________________         Signature:_______________________

Name:____________________________         Name:____________________________

Title:___________________________         Title:___________________________

Date:____________________________         Date:____________________________

                                                                       EXHIBIT B

                            COMPUTRON SOFTWARE, INC.
                         PROGRAMMING SERVICES WORK ORDER

This definition of professional services to be provided is made pursuant to the Consulting Services Agreement dated ____________ between Computron Software, Inc. (Computron) and S-Cubed International Corporation (S-Cubed).

A.       SCOPE OF SERVICES

B.       EXPECTED DELIVERABLES

C.       TIME TABLE

D.       PAYMENT TERMS AND CONDITIONS

E.       FEES AND REIMBURSABLE EXPENSES

F.       EMPLOYEE NAME(S) FOR THIS WORK ORDER

G.       LOCATION OF SERVICES

THIS WORK ORDER APPROVED BY:

S-CUBED INTERNATIONAL                     COMPUTRON SOFTWARE, INC.
CORPORATION


Signature:_______________________         Signature:_______________________

Name:____________________________         Name:____________________________

Title:___________________________         Title:___________________________

Date:____________________________         Date:____________________________


                                       12